UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2009
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01                      Entry into a Material Definitive Agreement

Amendment to Amended and Restated Credit Agreement

On January 16, 2009, Abraxas Energy Partners, L.P., an indirect subsidiary of Abraxas Petroleum Corporation, which we refer to as the Partnership, entered into an amendment to its amended and restated senior secured revolving credit facility with Société Générale, as administrative agent and issuing lender, The Royal Bank of Canada, as syndication agent, The Royal Bank of Scotland PLC, as documentation agent and the lenders signatory thereto, which we refer to as the Partnership Credit Facility.  Under the terms of the amendment, during the period beginning on January 16, 2009 and ending on the date that the Subordinated Credit Agreement (as defined below) is terminated, outstanding amounts under the Partnership Credit Facility bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR rate plus, in each case, (b) 1.5% - 2.5%, depending on the utilization of the borrowing base, or, if the Partnership elects, at the London Interbank Offered Rate plus 2.5% - 3.5% depending on the utilization of the borrowing base.  After the termination of the Subordinated Credit Agreement, outstanding amounts under the Partnership Credit Facility will bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR rate plus, in each case, (b) 1.0% - 2.0%, depending on the utilization of the borrowing base, or, if the Partnership elects, at the London Interbank Offered Rate plus 2.0% - 3.0% depending on the utilization of the borrowing base.  At January 16, 2009, the interest rate on the Partnership Credit Facility was 3.8%.

Under the terms of the amendment, the Partnership may make cash distributions if, after giving effect to such distributions, the Partnership is not in default under the Partnership Credit Facility, there is no borrowing base deficiency and provided that:

(i)           no such distribution shall be made using proceeds of any advance unless the unused portion of the amount then available under the Partnership Credit Facility is greater than or equal to 10% of the lesser of the borrowing base (which at January 16, 2009 was $140.0 million) or the total commitment amount of the Partnership Credit Facility (which is $300.0 million) at such time;

(ii)           with respect to the cash distribution scheduled to be made on or about May 15, 2009 attributable to the first quarter of 2009, no distribution may be made unless (x) the sum of the Partnership’s unrestricted cash and the unused portion of the amount then available under the Partnership Credit Facility after giving effect to such distribution is at least $20.0 million or (y) the Subordinated Credit Agreement shall have terminated; and

(iii)           no such distribution may exceed $0.44 per unit per quarter while the Subordinated Credit Agreement is outstanding.

In addition, under the terms of the amendment, the Partnership’s capital expenditures may not exceed $12.5 million prior to the termination of the Subordinated Credit Agreement.

Amendment to Subordinated Credit Agreement

On January 16, 2009, the Partnership entered into an amendment to its subordinated credit facility with Société Générale, as administrative agent, The Royal Bank of Canada, as syndication agent, and the lenders signatory thereto, which we refer to as the Subordinated Credit Agreement.  Under the terms of the amendment to the Subordinated Credit Agreement, outstanding amounts bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR rate plus, in each case, (b) 7.5%, or, if the Partnership elects, at the greater of (a) 2.0% and (b) the London Interbank Offered Rate plus, in each case, 8.5%.  At January 16, 2009, the interest rate on the Subordinated Credit Agreement was 10.5%.  The amended maturity date is July 1, 2009.  Principal payments under the Subordinated Credit Agreement must be made on May 14, 2009 in an amount, which we refer to as the May 14, 2009 Payment Amount, equal to the lesser of the amount of cash distributed to Abraxas Energy Investments, LLC, a wholly-owned subsidiary of Abraxas Petroleum, on or about February 14, 2009 and $2.25 million with the balance due on the maturity date.  The maturity date may be accelerated if any limited partner of the Partnership, other than Perlman Value Partners, exercises its right to convert its limited partner units into shares of common stock of Abraxas Petroleum pursuant to the terms of the Exchange and Registration Rights Agreement dated May 25, 2007, as amended (the “Exchange Agreement”), among Abraxas Petroleum, the Partnership and the purchasers named therein pursuant to which, among other things, Abraxas Petroleum and the Partnership agreed to allow the purchasers to exchange their limited partner units in the Partnership for shares of Abraxas Petroleum common stock.  As a result of the amendment to the Subordinated Credit Agreement, the date on which the purchasers, if the Partnership’s IPO has not been consummated prior to that date, may first exchange their Partnership units for Abraxas Petroleum common stock is April 30, 2009. The amendment added two events of default to the Subordinated Credit Agreement.  The first event of default would occur if the Partnership fails to receive a letter of credit, which we refer to as the APC L/C, in its favor from Abraxas Petroleum equal to the May 14, 2009 Payment Amount, the Partnership fails to draw on the APC L/C on or before May 14, 2009 or the Partnership fails to use the proceeds of the APC L/C to make the principal payment due on May 14, 2009.  This event of default would not occur in the event that the Partnership repays the principal amount due on May 14, 2009 with funds received from Abraxas Petroleum.  The Partnership and Abraxas Petroleum have agreed that upon the occurrence of such a payment or the Partnership’s drawing on the APC L/C that, in consideration thereof, the Partnership would issue a number of additional units to Abraxas Petroleum determined by dividing the May 14, 2009 Payment Amount by 110% of the average trading yields of comparable E&P MLPs based on the closing market price on May 14, 2009 multiplied by the most recent quarterly distribution paid or declared by the Partnership times four.  The other event of default would occur if the Partnership fails to receive $20.0 million of proceeds from an equity issuance on or before April 30, 2009.

The summaries of the amendments to the Partnership Credit Facility and the Subordinated Credit Agreement under this Item 1.01 are qualified in their entirety by the copies thereof filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, which are incorporated in this Item 1.01 by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 10.1
Amendment No. 1 to Amended and Restated Credit Agreement dated January 16, 2009, by and among Abraxas Energy Partners, L.P., Société Générale, as administrative agent and issuing lender, The Royal Bank of Canada, as syndication agent, The Royal Bank of Scotland PLC, as documentation agent, and the lenders signatory thereto.

Exhibit 10.2
Amendment No. 1 to Subordinated Credit Agreement dated January 16, 2009 by and among Abraxas Energy Partners, L.P., Société Générale, as administrative agent, The Royal Bank of Canada, as syndication agent, and the lenders signatory thereto.

Exhibit 99.1	Press Release dated January 20, 2009.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  January 20, 2009

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